UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2008

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On October 29, 2008 the Board of Directors of Broadcom Corporation elected Arthur Chong as Senior Vice President, General Counsel and Secretary, effective October 31, 2008.

Mr. Chong, 55, served as Executive Vice President and Chief Legal Officer of Safeco Corporation, a property and casualty insurance company, from November 2005 through September 2008, when Safeco was acquired by Liberty Mutual Group. Prior to joining Safeco, Mr. Chong served for 24 years at McKesson Corporation, a healthcare services and information technology company, in a number of legal and management roles and most recently as Deputy General Counsel. Mr. Chong received an A.B. from the University of California, Berkeley and a J.D. from Harvard Law School.

On October 31, 2008 Broadcom announced that Mr. Chong was joining the company as its Senior Vice President, General Counsel and Secretary. The full text of the press release is included as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press Release dated October 31, 2008 of the Registrant.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

October 31, 2008	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	99.1 – Press Release dated October 31, 2008 of the Registrant.